UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/08/2010

Technitrol, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 8, 2010, the board of directors of Technitrol, Inc. (the "Company") appointed Alan H. Benjamin as Interim Chief Operating Officer. Mr. Benjamin previously served as Senior Vice President of the Company and is party to a Letter Agreement with the Company which is attached as Exhibit 10.29 to the Company's Form 8-K dated August 7, 2009. The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K has been disclosed in the Company's Definitive Proxy Statement filed on April 20, 2010 for the Company's 2010 annual shareholders meeting.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 8, 2010, the Company changed its name to Pulse Electronics Corporation. The name change was approved by the Company's board of directors and the Company's Articles of Incorporation and By-Laws were amended and restated in order to reflect the new name. The complete text of the amended and restated Articles of Incorporation are attached hereto as Exhibit 3.1 and the amended and restated By-Laws are attached hereto as Exhibit 3.3.

In connection with the name change, the Company moved its corporate website to a new domain, www.pulseelectronics.com. In addition, the Company's CUSIP number is changing to 74586W 106. Effective November 15, 2010, the ticker symbol for the Company's common stock listed on the New York Stock Exchange will change from "TNL" to "PULS".

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit 3.1    Articles of Incorporation, amended and restated as of November 8, 2010.

Exhibit 3.3    By-Laws, amended and restated as of November 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.

Date: November 08, 2010	By:	/s/ Drew A. Moyer
Drew A. Moyer
Interim Chief Executive Officer; Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Articles of Incorporation
EX-3.3	By-Laws